RIGGS NATIONAL CORPORATION
DEFERRED COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT OF THE PLAN

     1.1 Purpose and Background. Riggs National Corporation (the “Company”) adopted the Riggs National Corporation Executive Deferred Compensation Plan (the “Original Plan”), effective January 1, 2002, for the purpose of allowing selected executives of the Company and its subsidiaries to defer salary, executive incentive awards and certain items of long-term incentive compensation. In addition, the Original Plan permitted the Company or its subsidiaries to make discretionary awards of cash or Company stock to certain executives and direct that the payment of such discretionary awards be deferred under the terms of the Plan. The Company amended the Original Plan, effective April 1, 2003, for the primary purpose of permitting directors of the Company and certain of its subsidiaries to defer their director fees and, consequently, changed the name of the Original Plan to the Riggs National Corporation Deferred Compensation Plan (the “Plan”).

     1.2 Intent. The Company intends that the Plan shall at all times be maintained on an unfunded basis for federal income tax purposes and administered as a “top hat” plan exempt from the substantive requirements of the Employee Retirement Income Security Act of 1974, as amended. To the extent that the Plan permits the deferral of “performance-based compensation” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended, it is the Company’s intention that the Plan be administered in a manner which preserves the status of such compensation as “performance-based compensation”.

ARTICLE II

DEFINITIONS

     2.1 Account. The bookkeeping record of a Participant’s deferrals, Company discretionary awards, if any, and corresponding earnings and losses as provided in Article V.

     2.2 Bank. The Riggs Bank N.A.

     2.3 Beneficiary. The individual or entity designated by the Participant to receive distributions under the Plan in the event of the Participant’s death. Such designation shall be in a written instrument, in a form prescribed by the Committee, submitted to and received by the Committee. In the event the Participant fails to properly designate a Beneficiary, his or her Beneficiary shall be the Participant’s surviving spouse or, if none, his or her estate.

     2.4 Board. The Board of Directors of the Company or such committee thereof delegated to act on its behalf.

     2.5 Cause. Any action or inaction of a Participant described below:

(i) any willful failure or refusal to carry out any specific and lawful direction of the Board or its designee consistent with the scope and nature of his or her duties;

(ii) the commission of any act or conduct materially detrimental to the best interests of the Company or any of its subsidiaries or affiliates that constitutes personal dishonesty, or willful misconduct in clear conflict with reasonable standards of conduct, or breach of fiduciary duty involving personal profit; or

(iii) the commission of any act or conduct that results in the denial, suspension or disqualification of the Participant’s ability to perform his or her assigned duties or of the ability of the Company or any of its subsidiaries or affiliates to provide services within the scope of its business;

     2.6 Change of Control. The happening of any of the following:

(i) individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose selection or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (“Election Contest”) or other actual or threatened solicitation of proxies or consent by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change of Control of the Company by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by Joe L. Allbritton (the “Executive”) or any group of persons including the Executive (or any entity controlled by the Executive or any group of persons including the Executive).

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least a majority of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than the Executive and affiliates of the Executive or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfied all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then occur.

(v) notwithstanding the (i) through (iv) above, a Change of Control will not result from:

(A) a transfer of the Company’s voting securities by a person who is the beneficial owner (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of 25% or more of the voting securities of the Company (a “25% Owner”) to:

(I) a member of such 25% Owner’s immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during such 25% Owner’s lifetime or by will or the laws of descent and distribution;

(II) any trust as to which the 25% Owner or a member (or members) of his or her immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) is the beneficiary;

(III) any trust to which the 25% Owner is the settlor with sole power to revoke;

(IV) any entity owner which the 25% Owner has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or

(V) any charitable trust, foundation or corporation under section 501(c)(3) of the Code that is funded by the 25% Owner, or

(B) the acquisition of voting securities of the Company or the resulting entity in the event of a Reorganization or Sale, by either:

(I) a person who was a 25% Owner on the effective date of the Plan; or

(II) a person, trust or other entity described in the foregoing clauses (A)(I)-(V) of this subsection (v).

     2.7 Code. Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include the regulations promulgated thereunder and any successor provisions and regulations thereto.

     2.8 Committee. The Committee authorized by the Board to administer the Plan.

     2.9 Company. Riggs National Corporation.

     2.10 Deferral Election. The Executive Incentive Award Deferral Election, the Long-Term Incentive Deferral Election, the Salary Deferral Election, or the Director’s Fee Deferral Election.

     2.11 Deferred Compensation. For an Eligible Employee, the aggregate amount (together with earnings and losses) of any Deferred Executive Incentive Award, Deferred Long-Term Incentive and Deferred Salary. For a Director, the aggregate amount (together with earnings and losses) of any Deferred Director’s Fees.

     2.12 Deferred Director’s Fees. The amount of Director’s Fees that a Director and the Company mutually agree shall be deferred in accordance with the Plan.

     2.13 Deferred Executive Incentive Award. The amount of Executive Incentive Award that an Eligible Employee and the Company mutually agree shall be deferred in accordance with the Plan.

     2.14 Deferred Long-Term Incentive. The amount of Long-Term Incentive that an Eligible Employee and the Company mutually agree shall be deferred in accordance with the Plan.

     2.15 Deferred Salary. The amount of Salary that an Eligible Employee and the Company mutually agree shall be deferred in accordance with the Plan.

     2.16 Director. A non-employee member of the Board, or the board of directors of the Bank or of any other subsidiary of the Company that is approved by the Committee.

     2.17 Director’s Fees. The retainer paid to a Director, any fee paid to a Director for attending meetings of the board of directors or any committee of the board of directors and any fees paid to a Director for serving as chairman of a committee of the board of directors.

     2.18 Director’s Fees Deferral Election. A Director’s election to defer all or a portion of Director’s Fees in the form specified by the Committee and subject to the terms of the Plan.

     2.19 Disability. A Participant is considered to have suffered a disability under the Plan if he or she would be treated as disabled under the Company’s long-term disability plan in force at the time of the disability.

     2.20 Election Deadline. The day or date established by the Committee after which a Deferral Election may not be revoked by the Participant.

     2.21 Eligible Employee. An Employee who attains the title of Group Vice President or above and is designated by the Committee as eligible to participate in the Plan. Determination of an Employee’s title shall be made in accordance with the personnel policies and practices of the Employer.

     2.22 Employee. Employee means any individual employed by an Employer on a full-time basis (as determined in accordance with the personnel policies and practices of the Employer) and paid in United States currency.

     2.23 Employer. Employer means the Company and any subsidiary thereof that has been designated by the Committee as an Employer hereunder.

     2.24 Exchange Act. The Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include the regulations promulgated thereunder and any successor provisions and regulations thereto.

     2.25 Executive Incentive Award. Any form of annual incentive compensation awarded to an Eligible Employee under any plan or arrangement maintained by the Company or any of its subsidiaries.

     2.26 Executive Incentive Award Deferral Election. An Eligible Employee’s election to defer all or a portion of an Executive Incentive Award in the form specified by the Committee and subject to the terms of the Plan.

     2.27 Investment Fund. Any fund or funds selected by the Committee into which deferrals and discretionary awards, if applicable, are notionally invested under the Plan. A Participant’s Riggs Stock Account shall not be considered an Investment Fund.

     2.28 Long-Term Incentive. Compensation attributable to the award of restricted stock, the gains attributable to the exercise of nonqualified stock options, and such other forms of long-term incentive compensation as the Committee may determine.

     2.29 Long-Term Incentive Deferral Election. An Eligible Employee’s election to defer all or a portion of Long-Term Incentive in the form specified by the Committee and subject to the terms of the Plan.

     2.30 Participant. An Eligible Employee or Director who elects to participate in the Plan pursuant to the requirements of Article III hereof.

     2.31 Retirement. For an Eligible Employee, the voluntary Termination of Service at a time when he or she is eligible for an immediate retirement benefit under the Employer’s tax-qualified retirement plan. For a Director, the voluntary Termination of Service after the Director’s 65th birthday.

     2.32 Riggs Stock Account. A bookkeeping account maintained under the Plan for the purpose of crediting the number of deferred shares of the Company’s common stock payable to a Participant on a future date in accordance with the terms and conditions of the Plan and in a manner determined by the Committee. The deferred shares credited to the Riggs Stock Account shall be “phantom shares” and shall not represent outstanding shares of the Company.

     2.33 Salary. An Eligible Employee’s annual base pay (including deferrals made under Code section 401(k) or Code section 125 pursuant to any plan maintained by the Company or a subsidiary and any deferrals under this Plan) plus commissions.

     2.34 Salary Deferral Election. An Eligible Employee’s election to defer Salary in the form specified by the Committee and subject to the terms of the Plan.

     2.35 Termination of Service. For an Eligible Employee, a separation from the service of the Employer for any reason other than death or Disability, provided, however, that a transfer between or among the Company and/or its subsidiaries shall not constitute a Termination of Service. For a Director, the loss of status as a Director for any reason other than death or Disability.

ARTICLE III

DEFERRAL ELECTIONS

     3.1 Eligibility. An Eligible Employee or Director shall be permitted to make Deferral Elections under this Plan to the extent he or she retains eligibility status, subject to Section 3.7 hereof, and adheres to the terms and conditions of the Plan and any rules and regulations established by the Committee.

     3.2 Election to Defer Executive Incentive Award. An Eligible Employee may participate in the Deferred Executive Incentive Award portion of this Plan by executing an Executive Incentive Award Deferral Election on or before the date prescribed by the Committee with respect to any Executive Incentive Award not yet awarded or earned, as applicable. The Executive Incentive Award Deferral Election shall be made on a form approved by the Committee, which shall require an electing Eligible Employee to defer all or a specific amount of any Executive Incentive Award which may be made to him in the future not to exceed the Executive Incentive Award.

     3.3 Election to Defer Salary. An Eligible Employee may participate in the Deferred Salary portion of this Plan by executing a Salary Deferral Election on or before the date prescribed by the Committee with respect to Salary not yet earned. The Salary Deferred Election shall be made on a form approved by the Committee which shall require the electing Eligible Employee to defer a specific amount of Salary not to exceed, with respect to annual base pay, 40% of the amount of such base pay and, with respect to annual commissions, 100% of such commissions.

     3.4 Election to Defer Long-Term Incentive. An Eligible Employee may participate in the Deferred Long-Term Incentive portion of this Plan by executing a Long-Term Incentive Election on or before the date prescribed by the Committee with respect to any Long-Term Incentive which is not yet recognizable by the Eligible Employee for federal income tax purposes. The Long-Term Incentive Election shall be made on a form approved by the Committee, which shall require the electing Eligible Employee to defer all or a specified amount of the Long-Term Incentive.

     3.5. Election to Defer Director’s Fees. A Director may participate in the Deferred Director’s Fees portion of this Plan by executing a Director’s Fees Deferral Election on or before the date prescribed by the Committee with respect to Deferred Director’s Fees not yet earned. The

Director’s Fees Deferral Election shall be made on a form approved by the Committee, which shall require an electing Director to defer all or a specific amount of Director’s Fees.

     3.6 Revocation. A Deferral Election may not be revoked by the Participant after the Election Deadline.

     3.7 Change of Status. Notwithstanding any other provision of this Plan, in the case of any person who loses his or her status as an Eligible Employee while still employed by the Company (or any subsidiary thereof), then any Executive Incentive Award Deferral Election, Salary Deferral Election or Long-Term Incentive Deferral Election entered into prior to the occurrence of such change in status shall be unaffected by such change in status. No new elections relating to Salary, an Executive Incentive Award or a Long-Term Incentive will be permitted hereunder while such person remains ineligible to participate in the Plan.

     3.8 Vesting. A Participant shall at all times be fully vested in any and all amounts attributable to a Deferral Election credited to his or her Account.

ARTICLE IV

DISCRETIONARY AWARDS

     4.1 Awards. An Employer may make discretionary awards to some or all Eligible Employees, in cash or in Company stock, and if so directed by the Employer, such discretionary awards shall be deferred under the terms of the Plan.

     4.2 Vesting. A Participant shall vest in any discretionary award deferred hereunder in accordance with the terms and conditions of such award.

ARTICLE V

ACCOUNT

     5.1 Account. The Committee shall establish an Account (including, if applicable, a Riggs Stock Account and all necessary subaccounts) for each Participant hereunder.

     5.2 Deferred Elections and Discretionary Awards. Each Participant’s Account shall be credited by bookkeeping entries in amounts equal to the (a) amounts that the Participant has elected to defer by Deferral Elections as of the date such amounts would have been paid to such Participant had such Deferral Elections not been in force and (b) the amounts of any discretionary awards deferred on his or her behalf under Article IV hereof as of the date specified in the award. Any Deferral Election or discretionary award denominated in shares of Company stock shall be credited to a Participant’s Riggs Stock Account.

     5.3 Adjustments. Each Participant’s Account shall be credited by bookkeeping entries with earnings (or losses) reflecting the Investment Fund into which his or her Deferred Compensation or discretionary award was notionally invested. Any deferred shares credited to a Participant’s Riggs Stock Account shall be credited with notional dividends that shall be deemed reinvested in additional deferred shares. A Participant may change Investment Funds at any time and in any manner prescribed by the Committee. All deferred shares credited to a Participant’s Riggs Stock Account shall remain so invested until the relevant distribution event.

     5.4 Statements. Each Participant will receive a statement of his or her Account at such regular intervals as determined by the Committee.

ARTICLE VI

DEFERRED ELECTIONS

     6.1 Deferral Period. A Participant shall elect at the time of his or her Deferral Election to have the specified amount, plus any earnings (or losses) attributable thereto, deferred until (a) a future date specified by the Participant in such Deferral Election or (b) the earliest to occur of such Participant’s Termination of Service, Disability or death.

     6.2 Limitations. Notwithstanding Section 6.1, a Participant may not make a Deferral Election to a date beyond the Participant’s life expectancy and, in general, the commencement of any distribution under this Plan shall not be deferred beyond the earliest to occur of the following: the Participant’s Termination of Service, Disability or death.

ARTICLE VII

DISTRIBUTIONS AND WITHDRAWALS

     7.1 Distribution Upon Certain Terminations of Service or Distribution Date. Upon a Participant’s Termination of Service other than for (a) Cause or (b) voluntary resignation (not including Retirement) or upon the attainment of a Participant’s distribution date (pursuant to Section 6.1 hereof), the Participant’s vested Account (or relevant subaccount) shall be distributed in cash (subject to the provisions of Section 7.4(e) hereof), in a single lump sum payment as soon as administratively practicable following the relevant distribution event unless the Participant elects, at such time and in such manner as determined by the Committee, to receive annual installments over a period of either five (5) years, ten (10) years or fifteen (15) years (the “Payment Period”). Each installment shall be calculated as a fraction of the Account (or relevant subaccount), with the numerator of the fraction being one, and the denominator of the fraction being the numeric Payment Period (reduced by one for each subsequent year). Such election shall be irrevocable, except as provided in sections 7.4(b) and 7.4(c) hereof. The distribution shall commence as soon as administratively feasible following the date of the Termination of Service or distribution date, as the case may be. Distributions will reduce notional investments in the Investment Funds on a pro rata basis. Notwithstanding the foregoing, in the event of the liquidation, dissolution or winding up of the Company or the distribution of all or substantially all of the Company’s assets and property, all unpaid amounts in the Participant’s Account as of the effective date thereof shall be paid in a single lump sum on such effective date.

     7.2 Distribution Upon Disability. Upon a Participant’s Disability, the Participant’s vested Account shall be distributed in cash (subject to the provisions of Section 7.4(e) hereof), in annual installments over five (5) years commencing as soon as administratively practicable following the distribution event unless the Participant elects, at such time and in such manner as determined by the Committee to receive a single lump sum payment or installments over ten (10) years or fifteen (15) years. Determination of annual installments and timing of any distributions shall be made consistently with the Payment Period provisions of Section 7.1 hereof.

     7.3 Distribution Upon Cause, Voluntary Resignation or Death. Upon a Participant’s Termination of Service for Cause, or voluntary resignation (not including Retirement) or death prior to the commencement or complete distribution of his or her Account, the Participant’s vested Account shall be paid to the Participant or to the Participant’s Beneficiary, as applicable, in cash (subject to the provisions of Section 7.4(e) hereof) in a single lump sum payment as soon as administratively practicable following the distribution event, unless the Committee determines otherwise.

     7.4 Special Distributions. Notwithstanding anything herein to the contrary:

             (a) Change of Control. A Participant’s vested Account shall immediately become distributable in cash (subject to the provisions of Section 7.4(e) hereof) in a single lump sum payment upon the occurrence of a Change of Control. The payment shall commence as soon as administratively feasible, but not later than thirty (30) days after the effective date of the Change of Control; provided, however, that a Participant who is either an active Employee or an active Director may elect, at such time and in such manner as determined by the Committee, to defer the receipt of all, but not less than all, of the distribution otherwise to be made to him or her hereunder until the distribution date or dates otherwise specified under his or her existing Deferral Elections or, if applicable, in accordance with the terms of any discretionary awards. If a Participant receives an immediate distribution upon a Change of Control hereunder, his or her participation in the Plan shall be suspended for the remainder of the then current calendar year and the next following calendar year.

             (b) Hardship. Distribution may be made to a Participant of some or all of his or her vested Account in the event of an unforeseeable emergency; provided, however, that such a distribution shall not be made to any Participant subject to Section 16 of the Exchange Act from the Riggs Stock Account. The Participant shall file a written request with the Committee, and the Committee shall determine in its sole discretion, if an unforeseeable emergency exists, based on the facts of each case. For this purpose, “unforeseeable emergency” means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident involving the Participant, his or her spouse or member of immediate family, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant; provided, however, that distribution shall not be made to the extent such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of a Participant’s deferrals under the Plan.

             (c) Early Withdrawal. Distribution may be made to a Participant of some or all of his or her vested Account in the form of an early withdrawal; provided, however, that such a distribution shall not be made to any Participant who is subject to Section 16 of the Exchange Act from the Riggs Stock Account (the “Allowable Early Withdrawal Amount”). An early withdrawal may be requested by a Participant once per year, unless the Committee determines otherwise. To request an early withdrawal, a Participant shall file a written request with the Committee at least thirty (30) days in advance of the proposed early withdrawal date and the Committee shall determine in its sole discretion whether to grant such request. The request shall be made on a form supplied by the Committee. The minimum amount eligible for an early withdrawal shall equal twenty-five percent (25%) of the Participant’s vested Account. Such minimum amount shall be determined without regard to the forfeited amount described herein. Notwithstanding any provision herein to the contrary, any Participant who receives an early withdrawal shall forfeit from the amount withdrawn an amount equal to ten percent (10%) of the amount withdrawn; provided, however, that (a) the amount forfeited shall not exceed $50,000 and (b) in the event that the Participant’s early withdrawal would result in the maximum $50,000 penalty, then the Participant shall be required to withdraw his or her entire Allowable Early Withdrawal Amount and shall be prohibited from making future deferrals to the Plan for a period of twelve (12) months. The Participant shall not have any right or claim to the forfeited amount, and the Company shall have no obligation whatsoever to the Participant or any other person with regard to the forfeited amount.

             (d) Offset to Distributions. If a Participant owes any amounts to the Company or any of its subsidiaries at the time a distribution of his or her Account first becomes due, the Company reserves the right to offset such amounts against the Participant’s Account. For purposes of this Section 7.4(d), the amount of the offset shall include, but shall not be limited to, any fines, penalties, damages or any other amounts (including attorneys’ fees) imposed on or paid by the Company or any subsidiary thereof as a result of any criminal investigation, arrest or indictment of the Participant for conduct that took place during the Participant’s service to the Company and/or any subsidiary.

             (e) Distribution From the Riggs Stock Account. If a Participant, at the date of distribution, has any vested interest in deferred shares credited to his or her Riggs Stock Account, then distributions from his or her Riggs Stock Account shall be in shares of Company stock. Upon distribution, the Committee shall calculate the number of such shares distributable in any installments consistent with the Payment Period provisions of Section 7.1 hereof and round such results down to the nearest whole number of shares of Company Stock. Upon the calculation of the last installment distribution or a single lump sum payment, a fractional share, if any, shall be paid in cash.

     7.5 Valuation Date. A Participant’s Account shall be valued, for lump sum payment purposes, as of the date of the event entitling the Participant to such payment or such other date as the Committee may determine. For all other purposes, a Participant’s Account shall be valued in a reasonable and consistent manner, as determined by the Committee.

ARTICLE VIII

ADMINISTRATION

     8.1 The Plan shall be administered by the Committee. The Committee shall be authorized to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant.

     The Committee shall also have the authority to:

              (a) Engage agents to perform services on behalf of the Committee and to authorize the payment of reasonable compensation for the performance of such service;

              (b) Delegate to designated employees or departments of the Company or its subsidiaries the authority to perform such of the Committee’s administrative duties hereunder as may be delegated to such employees or departments; and

              (c) Make routine or technical amendments to the Plan as it deems necessary; provided, however, that any such amendment shall be subject to Section 9.1 hereof and shall not result in any material cost to the Company.

     8.2 The Company shall pay the costs of administering the Plan and shall indemnify and hold harmless any member or designee of the Committee for any costs, expenses or damages that he or she might incur as a result of administering the Plan other than those that are proven to have resulted from willful misconduct or gross negligence.

ARTICLE IX

AMENDMENT AND TERMINATION

     9.1 Amendment. The Company may at any time amend this Plan; provided, however, that no amendment shall reduce amounts already credited to a Participant’s Account at the time of such amendment.

     9.2 Termination. The Company may at any time terminate this Plan provided that:

           (a) no such termination shall reduce amounts already credited to a Participant’s Account at such time; and

           (b) termination of the Plan will not automatically accelerate the time of distributions nor cease the accrual of earnings (and losses) prior to the applicable event under Article 7 hereof, unless the Company, by action of the Committee, shall elect to accelerate some or all distributions at such time and in such manner as the Committee, at its sole discretion, may decide.

ARTICLE X

MISCELLANEOUS

     10.1 No Right of Employment. Nothing in the Plan shall be deemed to grant a Participant any rights other than those specifically outlined in the Plan. Nothing in the Plan shall be deemed to create any right of, or contract for, employment between a Participant and the Company.

     10.2 Withholding. The Company or any relevant subsidiary shall deduct from or with respect to any deferrals or awards and any distributions due to any Participant or Beneficiary hereunder, any taxes required to be withheld by Federal, state or local governments.

     10.3 Non-Assignability Clause. Participants may not borrow from their Accounts in this Plan. Neither the Participant, nor his or her Beneficiary, nor any other designee, shall have any right to commute, sell, assign, encumber, transfer or otherwise convey the right to receive any distributions hereunder which distributions and right thereto are expressly declared to be non-assignable and non-transferable; and, any such attempted assignment or transfer shall be null and void.

     10.4 Prohibition Against Funding. Any provision for distributions hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in the Participant or Beneficiary any right to, or claim against any specific assets of the Company, nor result in the creation of any trust or escrow account for the Participant or Beneficiary. A Participant or Beneficiary entitled to any distributions hereunder shall be a general creditor of the Company.

     10.5 Controlling Law. This Plan and the respective rights and obligations of the Company and the Participants and Beneficiaries, except to the extent otherwise provided by Federal law, shall be construed under the laws of the District of Columbia.

     10.6 Severability. The invalidity or unenforceability of any provision of this Plan shall not affect the other provisions, and the Plan shall be construed in all respects as if any invalid or unenforceable provision were omitted.

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